Starbucks Announces Agreement to Acquire Teavana to Globally Transform Tea Industry
Starbucks planned acquisition vaults company into a leadership position of world's second-largest beverage category, a $40 billion global market opportunity ripe for innovation

SEATTLE & ATLANTA--Furthering its commitment to innovate and transform the tea industry and enhance the consumer tea experience in the U.S. and internationally, Starbucks Coffee Company (NASDAQ:SBUX) has agreed to acquire Teavana Holdings, Inc. (NYSE: TEA) in an all-cash acquisition.
Together, Starbucks and Teavana will jumpstart the next wave of growth in this dynamic category, leveraging Starbucks core competencies of real estate, design and store operations and integrating these with Teavana's world-class tea authority, global sourcing capabilities, merchandising and best-in-class retail store unit economics. Powered by Starbucks existing infrastructure, Starbucks plans to continue to grow and extend Teavana's already-successful 300 mall-based stores as well as add a high-profile neighborhood store concept that will accelerate Teavana's domestic and global footprint.
“We believe the tea category is ripe for reinvention and rapid growth. The Teavana acquisition now positions us to disrupt and lead, just as we did with espresso starting three decades ago,” said Howard Schultz, Starbucks chairman, president and ceo. “Teavana's world-class tea authority, coupled with the romance and theater of the retail experience that is the heart and soul of Starbucks heritage, will create a differentiated customer experience and business opportunity that delivers immediate value to shareholders. This complements our existing Tazo brand and gives us the unique opportunity to create a two-tiered market position.”
“By contributing deep tea expertise, global sourcing capabilities and a passion for the category that is second to none in our industry, we believe we can deliver an elevated tea experience together with Starbucks,” said Andrew Mack, ceo and co-founder of Teavana, who has committed to staying and leading Teavana's day-to-day operations. “After growing Teavana for fifteen years, we are thrilled that Starbucks will be able to truly fulfill our mission of bringing premium tea to millions of people on a global platform. It is with great respect for what Howard and his team have built that we join the Starbucks family.”
Just as Starbucks pioneered a new retail experience for coffee and espresso, the company's acquisition of Teavana provides the opportunity to do the same within the rapidly growing $40 billion global tea category. In calendar 2013, Starbucks will integrate its unique assets - including its leading position in social and digital media, its ten million member global loyalty program, card and mobile payment platforms - with the Teavana customer experience to expand Teavana's current mall-based store footprint with a comprehensive design strategy that will include new Teavana neighborhood locations in markets across North America and around the world. Teavana recently opened its first store in the Middle East in partnership with Starbucks existing joint venture partner Alshaya, and has plans to enter new, high-consumption tea markets around the world in the years ahead.
Starbucks investment in Teavana is matched by its commitment to continue to grow the Tazo business - giving Starbucks a two-tiered market position for tea. Starbucks plan is to define a new elevated platform of tea experience and education, and for both the Teavana and Tazo brands to grow and complement one another while at the same time elevating the entire category through a combination of expertise and assets.
“The acquisition of Teavana supports our growth strategy to innovate with new products, enter new categories, and expand into new channels of distribution,” said Jeff Hansberry, president, Channel Development and Emerging Brands for Starbucks, who will assume leadership of the new subsidiary. “Evolution Fresh, La Boulange and now Teavana demonstrate how Starbucks will add brands that strengthen our core offering and create a rich ecosystem of experiences with shared values, mutual efficiencies and complementary characteristics, thus forming tangible examples of the success of the Starbucks Blueprint for Growth and a differentiated health and wellness offering in the marketplace.”
Starbucks has entered into a merger agreement with Teavana to acquire Teavana for an aggregate acquisition price of approximately $620 million in cash and expects the acquisition to be accretive to earnings by approximately $0.01 per share in fiscal year 2013, based off of the previously announced earnings targets. Teavana stockholders of record will receive $15.50 per share in cash in the merger which will result in Teavana becoming a wholly-owned subsidiary of Starbucks. Stockholders of Teavana holding approximately 70% of the outstanding shares of common stock have approved the merger agreement by written consent, and the closing is expected to occur by year end, following receipt of regulatory clearances.
Webcast Information
Starbucks chairman, president and ceo Howard Schultz and Starbucks chief financial officer and chief administrative officer Troy Alstead will host a webcast today at 1:30 p.m. PST to discuss this exciting strategic acquisition and its significance to

Starbucks growing health and wellness business. The webcast may be accessed on the Investor Relations page of our website at http://investor.starbucks.com. A simultaneous webcast will be available and subsequently archived at Starbucks Newsroom at http://news.starbucks.com.
About Starbucks Corporation
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest-quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.
About Teavana
Teavana is a specialty retailer offering more than 100 varieties of premium loose-leaf teas, authentic artisanal teawares and other tea-related merchandise through 300 company-owned stores and on its website. Founded in 1997, the company offers new tea enthusiasts and tea connoisseurs alike its "Heaven of Tea" retail experience where passionate and knowledgeable "Teaologists" engage and educate them about the ritual and enjoyment of tea. The company's mission is to establish Teavana as the most recognized and respected brand in the tea industry by expanding the culture of tea across the world. To support the tea culture globally, Teavana donates approximately 1% of annual net profits to the Cooperative for Assistance and Relief Everywhere, Inc., or "CARE," through its Teavana Equatrade program. For more information, visit http://www.teavana.com.
Additional Information and Where to Find It
In connection with the proposed acquisition, Teavana intends to file relevant materials with the SEC, including Teavana's information statement in preliminary and definitive form. Teavana stockholders are strongly advised to read all relevant documents filed with the SEC, including Teavana's information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available for free from Teavana by contacting Teavana's Investor Relations at investorrelations@teavana.com.
Forward-Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include: evolving understanding of the definition of and consumer preference for super-premium tea; continued growth in the health and wellness sector and market acceptance of Starbucks in that sector; the ability of Starbucks to accelerate its growth in the health and wellness sector and in the tea category; the potential introduction of super-premium tea by new market entrants; the ability of Starbucks to successfully integrate Teavana; the long-term success of Starbucks strategy to innovate with new products, enter new categories and expand into new channels of distribution; the requirement to satisfy closing conditions to the merger as set forth in the merger agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the outcome of any legal proceedings that may be instituted against Teavana and others related to the transaction; the ability to retain certain key employees of Teavana; and the risk factors disclosed in Starbucks most recent Annual Report on Form 10-K, which Starbucks filed with the Securities and Exchange Commission on November 18, 2011 and the risk factors disclosed in Teavana's most recent Annual Report on form 10-K, which Teavana filed with the Securities and Exchange Commission on April 13, 2012 and in all filings with the SEC made by Teavana subsequent to the filing of the form 10-K. Forward-looking statements reflect management's analysis as of the date of this release. Starbucks and Teavana do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.